UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2012

General Electric Capital Corporation
(Exact name of registrant as specified in its charter)

Delaware	01-06461	13-1500700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut		06851-1168
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (203) 840-6300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01  Other Events.

On February 22, 2012, General Electric Capital Corporation (“GECC”) completed its previously announced merger (the “Merger”) with GECC’s direct parent company, General Electric Capital Services, Inc. ("GECS"), pursuant to which GECS merged with and into GECC.  The Merger was implemented pursuant to the Agreement and Plan of Merger, dated as of January 19, 2012, by and between GECC and GECS (the “Merger Agreement”).  Pursuant to the terms of the Merger Agreement, GECC is the surviving corporation and has succeeded to and assumed all GECS’s rights and obligations and GECC is now wholly-owned directly by General Electric Company (“GE”).  At the effective time of the Merger, GECS’s subsidiaries, other than GECC (into which GECS was merged), became subsidiaries of GECC.  The directors and officers of GECC before and after the Merger remain the same.

In connection with the Merger, GECC, GECS, GE (as guarantor) and The Bank of New York Mellon, as trustee (the “Trustee”), entered into the First Supplemental Indenture, dated as of February 22, 2012 (the “First Supplemental Indenture”) to the Indenture, dated August 1, 1995, by and among GECS, GE and the Trustee, pursuant to which GECC succeeded to and assumed $300 million principal amount of GECS’s 7½% Guaranteed Subordinated Notes due August 21, 2035 (the "Notes").  Following the completion of the Merger, the GE guarantee of the Notes remains in place and the Notes continue to be listed on the New York Stock Exchange under their existing ticker symbol GE/35 and continue to have their existing CUSIP No. 36959CAA6. Upon consummation of the Merger, GECC is the successor issuer of the Notes, which were registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Upon consummation of the Merger, GECC also succeeded to and assumed GECS’s outstanding commercial paper.  The commercial paper continues to have its original CUSIP numbers following the Merger.

At the effective time of the Merger: (i) all outstanding shares of GECC common stock were cancelled, (ii) all outstanding shares of common stock of GECS and all outstanding shares of preferred stock of GECS held by GE were converted into an aggregate of 1,000 shares of common stock of GECC and (iii) all treasury shares of GECS and all outstanding shares of preferred stock of GECS held by GECC were cancelled.  As a result, GECC, which previously has been an indirect wholly-owned subsidiary of GE, became a direct wholly-owned subsidiary of GE.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Capital Corporation
(Registrant)

Date: February 22, 2012	/s/ Jamie S. Miller
Jamie S. Miller
Senior Vice President and Controller

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